EXHIBIT 4.1.2

Note: Confidential treatment has been requested for certain portions of this exhibit. The copy filed herewith omits the information subject to the confidential treatment request. Omissions are designated as “***”. A complete version of this exhibit is being filed separately with the Securities and Exchange Commission.

AMENDMENT No. 3

TO THE

SECOND A320 FAMILY PURCHASE AGREEMENT

BETWEEN

LAN AIRLINES S.A.

AND

AIRBUS S.A.S.

A320F - LAN - AMDT 3 - Second A320 Family PA – Mar 07

CCC.337.0011/07.

1/8

This Amendment No. 3 to the Second A320 Family Purchase Agreement dated the 20th day of March 1998 is entered into as of March 06th, 2007, by and between

AIRBUS SAS, having its principal office at:

1 Rond-Point Maurice Bellonte

3 1 7 0 7	B L A G N A C - C E D E X

F R A N C E

(hereinafter referred to as the "Seller") of the one part

AND

LAN AIRLINES S.A. having its principal office at :

Edificio Huidobro

Avenida Presidente Riesco 5711– 20th Floor

Las Condes

S A N T I A G O

C H I L E

(hereinafter referred to as the "Buyer") of the other part.

A320F - LAN - AMDT 3 - Second A320 Family PA – Mar 07

CCC.337.0011/07.

2/8

WHEREAS

A

The Buyer and the Seller entered into a Purchase Agreement dated March 20th, 1998 covering the purchase by the Buyer and the sale by the Seller of twenty (20) A320 Family Aircraft designated No.1 to No.20 (the “A320 Family Purchase Agreement”).

B	The Buyer and the Seller entered into an Amendment No.1 to the A320 Family Purchase Agreement (the “Amendment No.1”) on the 24th of February 2000 ***.

C

The Buyer and the Seller entered into a Deed of Amendment and Restatement of the A320 Family Purchase Agreement (the “Deed of Amendment and Restatement of the A320 Family Purchase Agreement”) dated the 2nd of August 2000, splitting the A320 Family Purchase Agreement into the First A320 Family Purchase Agreement, and the Second A320 Family Purchase Agreement which latter agreement, as from time to time amended by and supplemented with all Exhibits, Appendices, Letter Agreements and Amendments, is hereinafter called the “Second A320 Family Purchase Agreement” or the “Purchase Agreement”)

D

The Buyer and the Seller entered into an Amendment No.2 to the Second A320 Family Purchase Agreement (the “Amendment No.2”) on the 4th of October 2005 covering the purchase by the Buyer and the sale by the Seller of twenty five (25) additional firm Aircraft of the A318-100, A319-100 and A320-200 aircraft type.

E	The Buyer and the Seller wish to enter into an Amendment No. 3 (the “Amendment No.3”) to the Purchase Agreement to convert fifteen (15) Option Aircraft into firmly ordered Aircraft.

F

Capitalized terms used herein and not otherwise defined in this Amendment No. 3 will have the meanings assigned to them in the Purchase Agreement. The terms “herein,” “hereof,” and “hereunder” and words of similar import refer to this Amendment No.3.

A320F - LAN - AMDT 3 - Second A320 Family PA – Mar 07

CCC.337.0011/07.

3/8

1.	SCOPE OF THE AMENDMENT

The scope of this Amendment No. 3 is to convert fifteen (15) Option Aircraft into firmly ordered Aircraft (the “Converted Aircraft”) and to supplement certain terms and conditions in connection with such conversion.

2.	AIRCRAFT TYPE AND DELIVERY SCHEDULE

2.1	The Buyer hereby converts the Option Aircraft and commits to purchase firm Aircraft as follows:

Aircraft No.	Aircraft type	Delivery Date
31	***	***
32	***	***
33	***	***
34	***	***
35	***	***
36	***	***

37	***	***
38	***	***
39	***	***
40	***	***
41	***	***
42	***	***
43	***	***
44	***	***
45	***	***

For the delivery *** indicated in the above delivery schedule, the Seller shall notify the Buyer, not later than *** prior to the first *** of the concerned *** in respect of any such Converted Aircraft. The Seller agrees that such delivery *** shall fall within the ***.

2.2

The aircraft type for Converted Aircraft No. 37 to 45 indicated in the above sub-clause 2.1, has the sole purpose to define the Predelivery Payment calculation. The final confirmation of the aircraft type and the engine selection shall be made by the Buyer in accordance with Clause 4 of this Amendment No.3.

A320F - LAN - AMDT 3 - Second A320 Family PA – Mar 07

CCC.337.0011/07.

4/8

3.	OPTION CONVERSION VALIDITY

The conversion of the fifteen (15) Option Aircraft is subject to:

•	(i) ***

•	(ii) payment of the Predelivery Payment for the Converted Aircraft.
4.	***

4.1.	***

4.1.1	***

4.1.2.	***

4.1.2.1	***

4.1.2.2	***

A320F - LAN - AMDT 3 - Second A320 Family PA – Mar 07

CCC.337.0011/07.

5/8

4.1.2.3	***

4.1.2.4	***

A320F - LAN - AMDT 3 - Second A320 Family PA – Mar 07

CCC.337.0011/07.

6/8

4.1.2.5	***

4.1.2.6	***

5.	PAYMENT TERMS

5.1	***

5.2	***

6.	EFFECT OF THE AMENDMENT

6.1

This Amendment No. 3 contains the entire agreement between the parties with respect to the subject matter hereof and supersedes any previous understanding, commitments or representations whatsoever, whether oral or written.

6.2

The Purchase Agreement shall be deemed amended to the extent provided in this Amendment No. 3 and, except as specifically amended hereby, shall continue in full force and effect in accordance with its original terms. Both parties agree that this Amendment No. 3 shall constitute an integral, nonseverable part of the Purchase Agreement and be governed by its provisions, except that if the Purchase Agreement and this Amendment No. 3 have specific provisions that are inconsistent, the specific provisions contained in this Amendment No. 3 shall govern to the extent of such inconsistency.

A320F - LAN - AMDT 3 - Second A320 Family PA – Mar 07

CCC.337.0011/07.

7/8

This Amendment No. 3 has been executed in two (2) original specimens, which are in English.

IN WITNESS WHEREOF this Amendment No. 3 to the Second A320 Family Purchase Agreement was duly entered into the day and year first above written.

For and on behalf of	For and on behalf of

LAN AIRLINES S.A.	AIRBUS S. A. S.

/s/ [illegible]	/s/ [illegible]

Name : Carlos Prado C.	Name : Christophe Mourey

Title: Senior Vice President Corporate Investments	Title: Senior Vice President Contracts

A320F - LAN - AMDT 3 - Second A320 Family PA – Mar 07

CCC.337.0011/07.

8/8